Exhibit 99.1

Investor Contact:	Investor Relations
Polycom, Inc.
925-924-5907
investor@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

Polycom Reports Fourth Quarter and Fiscal Year 2010 Earnings

Q4 Revenue Growth of 27 Percent Year-over-Year to a Record $340 Million;

2010 Revenue Growth of 26 Percent to a Record $1.2 Billion

PLEASANTON, Calif. – Jan. 20, 2011 – Polycom, Inc. (Nasdaq: PLCM), a global leader in unified communications (UC), today reported its earnings for the fourth quarter ended Dec. 31, 2010.

Fourth quarter 2010 consolidated net revenues were a record $340 million, compared to $268 million for the fourth quarter of 2009. GAAP net income for the fourth quarter of 2010 was $33 million, or 37 cents per diluted share, compared to $13 million, or 15 cents per diluted share, for the same period last year. Non-GAAP net income for the fourth quarter of 2010 was $43 million, or 49 cents per diluted share, compared to Non-GAAP net income of $28 million, or 33 cents per diluted share, for the fourth quarter of 2009.

For the year ended Dec. 31, 2010, net revenues were $1.2 billion, compared to $967 million for the year ended Dec. 31, 2009. GAAP net income for the year ended Dec. 31, 2010 was $68 million, or 78 cents per diluted share, compared to GAAP net income of $50 million, or 58 cents per diluted share, for the same period last year. Non-GAAP net income for the year ended Dec. 31, 2010 was $133 million, or $1.50 per diluted share, compared to $102 million, or $1.19 per diluted share, for the same period last year.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a geographic basis, consolidated net revenues for the fourth quarter of 2010 were comprised of:

•	53 percent Americas, or $181 million;

•	25 percent Europe, Middle East and Africa, or $86 million; and

•	22 percent Asia Pacific, or $73 million.

On a geographic basis, consolidated net revenues for the fourth quarter of 2009 were comprised of:

•	53 percent Americas, or $143 million;

•	26 percent Europe, Middle East and Africa, or $70 million; and

•	21 percent Asia Pacific, or $55 million.

“The fourth quarter capped a transformative year for Polycom in which we successfully launched and executed an ambitious plan to seize the opportunities in UC and establish our presence as market leader and ecosystem partner of choice,” said Andrew Miller, Polycom president and CEO. “These efforts yielded impressive results for 2010, including accelerating revenue growth, market gains, breakthrough innovations, new strategic partnerships and expanding margins. Importantly, our momentum continued in the fourth quarter, driven by back-to-back gains in network infrastructure sales and broad-based revenue growth in each of our geographic theatres and major product lines.”

“As we turn to 2011, we believe Polycom is best positioned to deliver an intuitive UC experience at work, in the home, or while mobile. Through our Polycom Open Collaboration Network, we will continue to develop integrated UC solutions with leading platforms including Microsoft Lync, IBM Lotus Sametime, and HP Network Solutions. With the recent introduction of Polycom’s Open Exchange Consortium and our partnerships with AT&T, Verizon, BT, China Unicom and many other leading service providers, we will deliver a cloud-based solution, for not just enterprise and government, but also penetrate the significant opportunity in the small-to-medium business and connected home arena as well. Finally, expect to see Polycom’s UC solution present on many of the key mobile platforms as evidenced by our initial alliance with Samsung on its Galaxy Tab Android-based device.”

“In summary, 2011 promises to be a year of significant revenue growth, expanding operating margins, and Polycom’s delivery of what we refer to as UC Everywhere. With our customers demanding Polycom’s UC solution at unprecedented levels, coupled with our strong and growing brand and channel, we believe we are best positioned to be the go-to provider of UC solutions. Looking forward, we plan to continue to deliver innovations that transform the way that individuals and organizations communicate and collaborate both professionally and socially,” concluded Miller.

“We are pleased with another consecutive quarter of sharp revenue growth,” said Michael Kourey, Polycom executive vice president, finance and administration, and CFO. “Driven by network infrastructure growth of 20 percent sequentially and 25 percent year-over-year and record demand for Polycom’s entire solution, both gross and operating margins again expanded year-over-year. As a result of these strong operating results and effective working capital management, we generated fourth quarter positive operating cash flow of $42 million, exiting the fourth quarter with $536 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is a global leader in unified communications solutions with industry-leading telepresence, video, voice and infrastructure solutions built on open standards. Polycom powers smarter conversations, transforming lives and businesses worldwide. Please visit www.polycom.com for more information or connect with Polycom on Twitter, Facebook, and LinkedIn.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding our expectations for 2011, Polycom as being best positioned to deliver an intuitive UC experience and to be the go-to provider of UC solutions, the future development of integrated UC solutions with leading platforms, future cloud-based solutions and expansion into the small-to-medium business and home markets, future UC solutions on key mobile platforms, continued innovation, and significant revenue growth, expanding operating margins and the delivery of UCEverywheresm by Polycom. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that the Company’s continuing strategic investment plan may not yield the intended results or may take longer than originally anticipated to achieve such results, the impact of competition on our product sales and for our customers and partners, the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do, potential fluctuations in results and future growth rates, risks associated with general economic conditions and external market factors, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel that may cause disruption to the business, any disruptive impact to the Company that may result from the new executive hires, the impact of restructuring actions, and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2010, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Earnings Call Details

As has been noted on the Company’s web site since Jan. 6, 2011, Polycom will hold a conference call today, Jan. 20, 2011, at 5 p.m. EST/2 p.m. PST to discuss its fourth quarter earnings. Andrew Miller, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the US and Canada, by calling 800.769.7315; and for callers outside of the US and Canada, by calling 212.231.2900. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21506809. A replay of the call will also be available on www.polycom.com for approximately 12 months.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2011 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2010				December 31, 2010
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$282,607	$—		$282,607	$1,010,955	$—		$1,010,955
Service revenues	57,024	—		57,024	207,534	—		207,534

Total revenues	339,631	—		339,631	1,218,489	—		1,218,489

Cost of revenues:
Cost of product revenues	109,856	4,092	(a)	105,764	401,319	16,402	(a)	384,917
Cost of service revenues	26,830	952	(b)	25,878	101,220	3,940	(b)	97,280

Total cost of revenues	136,686	5,044		131,642	502,539	20,342		482,197

Gross profit	202,945	(5,044)		207,989	715,950	(20,342)		736,292

Operating expenses:
Sales and marketing	104,717	5,928	(b)	98,789	387,208	26,586	(b)	360,622
Research and development	40,568	2,479	(b)	38,089	148,991	10,266	(b)	138,725
General and administrative	19,034	3,918	(c)	15,116	74,661	16,931	(c)	57,730
Amortization of purchased intangibles	1,380	1,380		—	5,647	5,647		—
Restructuring costs	1,565	1,565		—	8,139	8,139		—
Litigation reserves and payments	—	—		—	1,235	1,235		—

Total operating expenses	167,264	15,270		151,994	625,881	68,804		557,077

Operating income	35,681	(20,314)		55,995	90,069	(89,146)		179,215

Other income (expense), net	159	—		159	(7,772)	(5,324	)(d)	(2,448)

Income before provision for income taxes	35,840	(20,314)		56,154	82,297	(94,470)		176,767
Provision for income taxes	2,714	(10,200	)(e)	12,914	13,888	(30,311	)(e)	44,199

Net income	$33,126	$(10,114)		$43,240	$68,409	$(64,159)		$132,568

Basic net income per share	$0.38	$(0.12)		$0.50	$0.80	$(0.75)		$1.55

Diluted net income per share	$0.37	$(0.12)		$0.49	$0.78	$(0.72)		$1.50

Weighted average shares outstanding for basic net income per share	86,189			86,189	85,331			85,331

Weighted average shares outstanding for diluted net income per share	89,148			89,148	88,185			88,185

(a)	For the three months ended December 31, 2010, the excluded amount includes $3,351 related to the amortization of purchased intangibles for core and existing technologies, $620 for stock-based compensation expense recorded during the period and $121 related to the effect of stock-based compensation on warranty expense rates. For the twelve months ended December 31, 2010, the excluded amount includes $13,347 related to the amortization of purchased intangibles for core and existing technologies, $2,588 for stock-based compensation expense recorded during the period and $467 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months ended December 31, 2010, the excluded amount includes $3,789 for stock-based compensation expense recorded during the period and $129 for costs associated with the CEO transition in May 2010. For the twelve months ended December 31, 2010, the excluded amount includes $12,797 for stock-based compensation expense recorded during the period and $4,134 for severance, legal and other costs associated with the CEO transition in May 2010.
(d)	For the twelve months ended December 31, 2010, the excluded amount represents the loss recognized during the period on preferred securities considered to be other than temporarily impaired, net of any subsequent realized gains.
(e)	For the three and twelve months ended December 31, 2010, the excluded amount represents the tax impact on expenses which are excluded in items (a)-(d) above, as well as $8,008 related to a one-time provision true-up during the quarter.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2009
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$220,840	$—	$220,840	$791,508	$—	$791,508
Service revenues	47,024	—	47,024	175,476	—	175,476

Total revenues	267,864	—	267,864	966,984	—	966,984

Cost of revenues:
Cost of product revenues	92,918	3,972 (a)	88,946	335,696	16,807 (a)	318,889
Cost of service revenues	21,743	720 (b)	21,023	82,312	2,830 (b)	79,482

Total cost of revenues	114,661	4,692	109,969	418,008	19,637	398,371

Gross profit	153,203	(4,692)	157,895	548,976	(19,637)	568,613

Operating expenses:
Sales and marketing	81,707	3,472 (b)	78,235	285,312	10,525 (b)	274,787
Research and development	32,043	2,589 (c)	29,454	117,575	8,019 (c)	109,556
General and administrative	14,138	1,724 (b)	12,414	54,011	7,466 (b)	46,545
Amortization of purchased intangibles	1,456	1,456	—	5,800	5,800	—
Restructuring costs	4,459	4,459	—	15,935	15,935	—
Litigation reserves and payments	—	—	—	700	700	—

Total operating expenses	133,803	13,700	120,103	479,333	48,445	430,888

Operating income	19,400	(18,392)	37,792	69,643	(68,082)	137,725

Other expense, net	(92)	—	(92)	(2,087)	—	(2,087)

Income before provision for income taxes	19,308	(18,392)	37,700	67,556	(68,082)	135,638
Provision for income taxes	6,485	(2,797)	9,282	17,677	(16,043)	33,720

Net income	$12,823	$(15,595)	$28,418	$49,879	$(52,039)	$101,918

Basic net income per share	$0.15	$(0.19)	$0.34	$0.59	$(0.62)	$1.21

Diluted net income per share	$0.15	$(0.18)	$0.33	$0.58	$(0.61)	$1.19

Weighted average shares outstanding for basic net income per share	84,432		84,432	84,000		84,000

Weighted average shares outstanding for diluted net income per share	86,732		86,732	85,559		85,559

(a)	For the three months ended December 31, 2009, the excluded amount includes $3,404 related to the amortization of purchased intangibles for core and existing technologies, $449 for stock-based compensation expense recorded during the period and $119 related to the effect of stock-based compensation on warranty expense rates. For the twelve months ended December 31, 2009, the excluded amount includes $13,472 related to the amortization of purchased intangibles for core and existing technologies, $1,050 related to past license fees claims, $1,886 for stock-based compensation expense recorded during the period and $399 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months endeded December 31, 2009, the excluded amount includes $2,220 related to stock-based compensation expense recorded during the period and $369 related to severance, legal and other benefits due under the Severance Agreement and Release between the Company and Sunil K. Bhalla dated November 25, 2009. For the twelve months ended December 31, 2009, the excluded amount includes $7,650 related to stock based compensation expense recorded during the period and $369 related to severance, legal and other benefits due under the Severance Agreement and Release between the Company and Sunil K. Bhalla dated November 25, 2009.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$324,188	$331,098
Investments	170,154	123,686
Trade receivables, net	154,507	132,813
Inventories	113,994	76,863
Deferred taxes	32,357	23,824
Prepaid expenses and other current assets	41,884	24,299

Total current assets	837,084	712,583

Property and equipment, net	110,321	81,252
Long-term investments	41,316	12,687
Goodwill	493,105	495,299
Purchased intangibles, net	26,580	46,255
Deferred taxes	18,388	23,943
Other assets	20,611	13,882

Total assets	$1,547,405	$1,385,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$90,890	$87,233
Accrued payroll and related liabilities	35,222	23,707
Taxes payable	—	617
Deferred revenue	104,919	79,504
Other accrued liabilities	54,651	52,360

Total current liabilities	285,682	243,421

Non-current liabilities
Deferred revenue	55,292	46,787
Taxes payable	16,690	27,111
Deferred taxes	2,057	2,702
Other long-term liabilities	12,714	12,027

Total liabilities	372,435	332,048

Stockholders’ equity	1,174,970	1,053,853

Total liabilities and stockholders’ equity	$1,547,405	$1,385,901

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenues:
Product revenues	$282,607	$220,840	$1,010,955	$791,508
Service revenues	57,024	47,024	207,534	175,476

Total revenues	339,631	267,864	1,218,489	966,984

Cost of revenues:
Cost of product revenues	109,856	92,918	401,319	335,696
Cost of service revenues	26,830	21,743	101,220	82,312

Total cost of revenues	136,686	114,661	502,539	418,008

Gross profit	202,945	153,203	715,950	548,976

Operating expenses:
Sales and marketing	104,717	81,707	387,208	285,312
Research and development	40,568	32,043	148,991	117,575
General and administrative	19,034	14,138	74,661	54,011
Amortization of purchased intangibles	1,380	1,456	5,647	5,800
Restructuring costs	1,565	4,459	8,139	15,935
Litigation reserves and payments	—	—	1,235	700

Total operating expenses	167,264	133,803	625,881	479,333

Operating income	35,681	19,400	90,069	69,643

Other income (expense), net	159	(92)	(7,772)	(2,087)

Income before provision for income taxes	35,840	19,308	82,297	67,556
Provision for income taxes	2,714	6,485	13,888	17,677

Net income	$33,126	$12,823	$68,409	$49,879

Basic net income per share	$0.38	$0.15	$0.80	$0.59

Diluted net income per share	$0.37	$0.15	$0.78	$0.58

Weighted average shares outstanding for basic net income per share	86,189	84,432	85,331	84,000

Weighted average shares outstanding for diluted net income per share	89,148	86,732	88,185	85,559

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income	$68,409	$49,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,440	34,075
Amortization of purchased intangibles	18,994	19,268
Provision for doubtful accounts	—	247
Provision for excess and obsolete inventories	5,712	3,830
Non-cash stock-based compensation	56,177	30,358
Excess tax benefits from stock-based compensation	(11,618)	(3,082)
Write down of investments other than temporarily impaired	6,530	—
Loss on disposals of property and equipment	143	706

Changes in assets and liabilities:
Trade receivables	(21,694)	(6,563)
Inventories	(42,843)	9,037
Deferred taxes	(3,537)	2,223
Prepaid expenses and other assets	(29,537)	8,474
Accounts payable	3,657	29,502
Taxes payable	2,770	2,222
Other accrued liabilities	48,797	588

Net cash provided by operating activities	143,400	180,764

Cash flows from investing activities:
Purchase of property and equipment	(69,331)	(37,766)
Purchases of investments	(374,946)	(538,440)
Proceeds from sale of investments	102,079	332,518
Proceeds from maturity of investments	199,622	224,213

Net cash used in investing activities	(142,576)	(19,475)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	64,854	36,497
Repurchase of common stock	(84,206)	(35,439)
Excess tax benefits from stock-based compensation	11,618	3,082

Net cash provided by (used in) financing activities	(7,734)	4,140

Net increase (decrease) in cash and cash equivalents	(6,910)	165,429
Cash and cash equivalents, beginning of period	331,098	165,669

Cash and cash equivalents, end of period	$324,188	$331,098